UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 19, 2022
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (646) 905-3974
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New CEO

On July 19, 2022, COMPASS Pathways plc (the “Company”) announced that its board of directors has appointed Kabir Nath as the Company’s chief executive officer effective August 1, 2022. In this role, Mr. Nath will serve as the Company’s “principal executive officer” as such term is used for purposes of the rules and regulations of the U.S. Securities and Exchange Commission. Mr. Nath will also be appointed as a member of the board of directors as a Class II director effective as of August 1, 2022. Mr. Nath will stand for re-election to the board of directors in accordance with the Company’s articles of association at the Company’s 2023 annual meeting of shareholders. Mr. Nath is not expected to be named to any committee of the board of directors.

Mr. Nath, age 57, has approximately thirty years of experience in the biopharmaceutical and medical device industry. Mr. Nath is currently transitioning out of his role as senior managing director of global pharmaceuticals at Otsuka Holdings Co., Ltd., a leading global healthcare group listed on the Tokyo Stock Exchange (JP 4578), a position he has held since March 2020. From March 2016 until April 2022, Mr. Nath served as president and chief executive officer of Otsuka’s North America Pharmaceutical Business. Prior to Otsuka, from 2003 until December 2015, Mr. Nath held positions of increasing responsibility and leadership at Bristol-Myers Squibb Company (NYSE: BMS). Mr. Nath holds an M.A. from King’s College, University of Cambridge, and an M.B.A. from INSEAD.

There was no arrangement or understanding between Mr. Nath and any other person pursuant to which Mr. Nath was appointed as an officer or director. Mr. Nath is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. There are no family relationships between Mr. Nath and any director or executive officer of the Company.

CEO Employment Agreement

The Company entered into an employment agreement (the “Employment Agreement”), effective as of August 1, 2022, with Mr. Nath. The Employment Agreement has an initial term through the earlier to occur of (i) the date Mr. Nath relocates to the United Kingdom or (ii) December 31, 2023. On or before December 31, 2023, Mr. Nath will re-locate to the United Kingdom and will enter into a new agreement on substantially similar terms to this Employment Agreement and those of other UK-based executives at the Company.

Pursuant to the Employment Agreement, Mr. Nath is entitled to an annual base salary of $580,000 (upon Mr. Nath's relocation to the United Kingdom, such salary will be paid in in pound sterling (“GBP”) and be equal to the greater of (i) £431,000 GBP or (ii) the GBP equivalent of $580,000 U.S. dollars calculated at the then-prevailing exchange rate) and is eligible to earn an annual incentive bonus, with a target bonus amount of 60% of his then-current annual base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances) as determined by the board of directors in its discretion. In addition, Mr. Nath will receive (i) a housing stipend of £12,000 per month through August 2023; (ii) a one-time reimbursement payment of up to $5,000 for attorneys’ fees; and (iii) a one-time cash payment of $250,000 when Mr. Nath relocates to the United Kingdom. Mr. Nath will receive no additional compensation for his services as a director of the Company. The Employment Agreement also provides that the Company will grant Mr. Nath (a) a non-qualified option to purchase up to 600,000 ordinary shares as an inducement grant at an exercise price per share equal to the closing price of the Company’s American Depositary Shares on the Nasdaq Global Select Market on the grant date and (b) 50,000 restricted share units under the Company’s 2020 Share Option and Incentive Plan. The equity awards will vest over four years as follows: one-fourth will vest on the first anniversary of the grant date and the remaining three-fourths will vest in 36 equal monthly installments.

Either party may terminate the Employment Agreement upon ninety (90) days’ written notice. The Company may terminate the Employment Agreement at any time for “cause” (as such term is defined in the Employment Agreement). Mr. Nath may terminate the Employment Agreement upon thirty (30) days’ written notice for “good reason” (as such term is defined in the Employment Agreement), subject to Company’s right to cure the deficiency. In the event the Company terminates Mr. Nath’s employment without “cause” or Mr. Nath terminates his employment for “good reason”, Mr. Nath is entitled to a cash severance payment equal to one year’s annual salary plus the target annual bonus amount for the year in which such termination occurs.

The foregoing description of the Employment Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Mr. Nath is also expected to enter into the Company’s standard Deed of Indemnity, the form of which was filed as Exhibit 10.6 to the Company’s registration statement on Form F-1/A filed with the Securities and Exchange Commission on September 14, 2020.

Transition of George Goldsmith to Executive Chairman

Effective August 1, 2022, George Goldsmith, the Company’s current chief executive officer and chairman of the board of directors, will be appointed as the Company’s executive chairman to facilitate the transition to a new chief executive officer. Mr. Goldsmith will serve as executive chairman until December 31, 2022 and thereafter will remain chairman of the board of directors. Mr. Goldsmith will continue to serve on the Company’s board of directors as a Class III director, with a term expiring at the Company’s 2023 annual meeting of shareholders and until his successor is duly elected and qualified, or, if sooner, until his earlier death, resignation or removal.

Executive Chairman Employment Agreement

In connection with his appointment as executive chairman, Mr. Goldsmith and the Company entered into an amendment to his employment agreement dated September 14, 2020 (the “Amended Employment Agreement”). Pursuant to the terms of the Amended Employment Agreement, Mr. Goldsmith will serve as executive chairman until December 31, 2022, at which time his employment will end, without the need for notice by either party.

Pursuant to the Amended Employment Agreement, Mr. Goldsmith is entitled to an annual base salary of £346,800 (approximately $414,200) and is eligible to receive an annual incentive bonus for the year ending December 31, 2022, with a target bonus amount of 55% of his base salary (and the ability to earn up to 125% of that target bonus amount in certain circumstances), notwithstanding the termination of his employment prior to the date of the bonus payment, provided, however, that such bonus amount shall be pro-rated to reflect his reduced salary for the period from August 1, 2022 to December 31, 2022. During this time, Mr. Goldsmith will receive no additional compensation for his services as a director of the Company.

The foregoing description of the Amended Employment Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 19, 2022, the Company issued a press release titled "COMPASS Pathways Appoints Kabir Nath as Chief Executive Officer." A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated August 1, 2022 by and between COMPASS Pathways plc and Kabir Nath.
10.2	Amendment to Employment Agreement dated September 14, 2020 by and between COMPASS Pathways plc and George Goldsmith.
99.1	Press Release issued by COMPASS Pathways plc on July 19, 2022
104	Cover page interactive data file (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: July 19, 2022	By:	/s/ Matthew Owens
Matthew Owens
General Counsel and Chief Legal Officer